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Exhibit 99.1

Small Town Radio, Inc. Completes Purchase of Dahlonega, GA Station; Addresses North Georgia, Atlanta Suburban Markets

ALPHARETTA, Ga.—(BUSINESS WIRE)—June 26, 2002—Small Town Radio, Inc. (OTCBB: STWI), a radio broadcasting company focused on acquiring and operating radio stations primarily in smaller, non-rated markets, announced today that it completed the acquisition of AM 1210 WDGR, based in Dahlonega, Georgia just north of Atlanta. The station, which features an oldies format, addresses not only the growing towns of north Georgia, but also provides coverage well into north suburban Atlanta.

"We are very pleased to close this transaction. Having operated this station for three months, we are encouraged by the growth and by our reception in the communities we serve. This model seems to be working well," said Daniel W. Hollis, Chairman of Small Town Radio, Inc.

Added Don Boyd, President of STWI, "Our sales and operations teams have done a good job launching this station. We believe that we have only begun to scratch the surface of what we can accomplish, both operationally and from a sales standpoint."

"Financing for the transaction came, in part, from a private equity investor that chose to participate in the development plans of STWI. We are encouraged by the response o our financial model and look forward to doing similar deals in the future. Most importantly, we are pleased by the impact that this deal should have on subsequent quarters," said Michael Cobb, Chief Financial Officer of Small Town Radio, Inc.

Small Town Radio, Inc.'s business strategy is to acquire a significant number of radio stations in smaller, less populated areas near, but not in, mid-sized and larger markets. The Company intends initially to acquire radio stations in rural sections of the Southeastern United States, with the goal of ultimately building a geographically contiguous coverage area for both its broadcast signals and advertising sales force. The Company believes that a network of stations in contiguous broadcast areas with two or three common programming formats would provide an advertising and listener base of significant size. It expects to operate a studio in Atlanta, GA to provide high-quality programming, including local content, to its stations across the Southeast.

This news release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. Words such as "intends," "expects," "anticipates," "estimates" and similar expressions are intended to identify forward-looking statements. Forward-looking statements include statements concerning plans, objectives, future events or performance and assumptions and other statements that are not statements of historical fact. Although the company believes that the expectations reflected in forward-looking statements are reasonable, it can give no assurance that such expectations will prove correct. There are a number of important factors that could cause actual results to differ materially from those expressed in any forward-looking statement made by us. The Company cautions readers that the following important factors, among others, could cause the Company's actual results to differ materially from the forward-looking statements contained in this report: (i) the ability of the Company to successfully purchase radio stations in accordance with its business plan; (ii) the ability of the Company to operate its radio stations profitably; (iii) the ability of the Company to obtain adequate financing to finance its operations and execute its business plan; (iv) the effect on the Company's competitive position within its market area of the increasing consolidation within the radio broadcast industry; (v) the effect of changes in laws and regulations, including federal laws and regulations governing the ownership and operation of radio stations, with which the Company and its subsidiary must comply, and the associated costs of compliance with such laws and regulations either currently or in the future as applicable; (vi) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies as well as by the Financial Accounting Standards Board, or of changes in the Company's organization, compensation and benefit plans; (vii) shifts in population and demographics, competition, cost fluctuations, technology advances and challenges; (viii) financial, operational and other business problems associated with the acquisition of a number of radio stations in a short period of time; and

(ix) general and industry-specific economic conditions. The Company cautions that the foregoing list of important factors is not exclusive. The company has no obligation to update or revise forward-looking statements to reflect the occurrence of future events or circumstances.

Contact:

  Small Town Radio, Inc.
  Daniel W. Hollis, 678/762-3295

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  Exhibit 99.1